UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under § 240.14a-12

LAVA Therapeutics N.V.

(Name of Registrant as Specified in Its Charter)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 27, 2025
To Our Shareholders:
You are cordially invited to attend the 2025 Annual General Meeting of Shareholders (the “AGM”) of LAVA Therapeutics N.V. at 2:00 p.m. Central European Summer Time, on June 11, 2025, at Yalelaan 62, 3584 CM, Utrecht, the Netherlands.
The notice of the AGM and proxy statement on the following pages describe the matters to be presented at the AGM. If you are entitled to and would like to attend the AGM in person or represented by proxy, you must notify the Company in writing or by e-mail of your identity and intention to attend the AGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on June 4, 2025. Please see the section called “Who Can Attend the AGM?” on page 4 of the proxy statement for more information about how to attend the meeting.
Whether or not you attend the AGM, it is important that your shares be voted prior to the AGM. Therefore, I urge you to vote your shares prior to the AGM by promptly submitting your proxy by phone (call 1-800-690-6903), via the Internet (visit www.proxyvote.com), or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which will require no postage if mailed in the United States. Further instructions will be contained on the proxy card. If you decide to attend the AGM, you will be able to vote in person, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
/s/ Stephen Hurly

Stephen Hurly
Chief Executive Officer

EXPLANATORY NOTE
LAVA Therapeutics, N.V. (the “Company”) is filing this revised definitive proxy statement, and form of proxy appended hereto, related to its Annual General Meeting of Shareholders to be held on June 11, 2025 to (i) remove the proposal for the Company’s shareholders to appoint PricewaterhouseCoopers Accountants N.V. as the Company’s external auditor for the financial year 2025 for purposes of Dutch law and replace it in its entirety with a proposal for the Company’s shareholders to appoint KPMG Accountants N.V. as the Company’s external auditor for the financial year 2025 for purposes of Dutch law, (ii) remove the proposal for the Company’s shareholders to ratify the appointment of PricewaterhouseCoopers Accountants N.V. as the Company’s independent registered public accounting firm for the financial year 2025 and replace it in its entirety with a proposal for the Company’s shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the financial year 2025, (iii) append a form of proxy to the proxy statement for the Annual General Meeting that includes the revised proposals, (iv) update the date on which the Company expects to mail the proxy statement to shareholders of record to May 27, 2025, (v) update the date by which shareholder proposals must be received by the Company to be considered for inclusion in the proxy materials for the 2026 Annual General Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to January 27, 2026 and (vi) make related conforming changes. This revised definitive proxy statement supersedes the definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2025.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF LAVA THERAPEUTICS N.V.
This is the convening notice for the Annual General Meeting of Shareholders (the “AGM”) of LAVA Therapeutics N.V. (the “Company”) to be held on June 11, 2025 at 2:00 p.m. Central European Summer Time at Yalelaan 62, 3584 CM, Utrecht, the Netherlands.
The agenda for the AGM is as follows:
1.
Opening

2.
Discussion of the annual report over the financial year 2024 (discussion item)

3.
Adoption of the Dutch statutory annual accounts over the financial year 2024 (voting item)

4.
Explanation of the dividend and reservation policy (discussion item)

5.
Appointment of KPMG Accountants N.V. as the Company’s external auditor for the financial year 2025 for purposes of Dutch law (voting item)

6.
Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the financial year 2025 (voting item)

7.
Release of each member of the Company’s board of directors from liability for the exercise of their duties during the financial year 2024 (voting item)

8.
Extension of authorization of the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital (voting item)

9.
Reappointment of Jay Backstrom as non-executive director of the Company (voting item)

10.
Reappointment of James Noble as non-executive director of the Company (voting item)

11.
Closing

No business shall be voted on at the AGM, except such items as included in the above-mentioned agenda.
The record date for the AGM is May 14, 2025 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital on the Record Date and who are recorded as such in the Company’s shareholders’ register and/or in the register maintained by the Company’s U.S. transfer agent, Computershare Trust Company, N.A. (the “Persons with Meeting Rights”) may attend and, if relevant, vote at the AGM and exercise their voting rights on the voting items as included in the above-mentioned agenda prior to the AGM.
Persons with Meeting Rights who wish to attend the AGM, in person or represented by proxy, must notify the Company in writing or by e-mail of their identity and intention to attend the AGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on June 4, 2025 (the “Cut-off Time”). Persons with Meeting Rights who have not complied with this requirement may be refused entry to the AGM. Persons with Meeting Rights may have themselves represented at the AGM through the use of a written or electronically recorded proxy. Proxyholders who wish to attend the AGM should present a copy of their proxy upon entry to the AGM, failing which the proxyholder concerned may be refused entry to the AGM. A proxy form for this purpose can be downloaded from the Company’s website (https://lavatherapeutics.com).

It is important that your shares be represented regardless of the number of shares you may hold. We urge you to vote your shares or to submit your proxy prior to the AGM. Proxies may be submitted prior to the Cut-off Time via a toll-free telephone number (call 1-800-690-6903) or over the Internet (visit www.proxyvote.com), as described in further detail in the enclosed materials, or by signing, dating and mailing the proxy card in the enclosed return envelope. Voting your shares or submitting your proxy, as applicable, will be important for the presence of a quorum at the AGM and will save us the expense of further solicitation. Submitting a proxy will not prevent you from voting your shares at the AGM if you desire to do so, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on June 11, 2025 at 2:00 p.m. Central European Summer Time at Yalelaan 62, 3584 CM, Utrecht, the Netherlands.
The proxy statement and annual report to shareholders are available at http://www.proxyvote.com.

By Order of the Board,
/s/ Amy Garabedian

Amy Garabedian
General Counsel & Corporate Secretary
Philadelphia, Pennsylvania
May 27, 2025

PROXY STATEMENT SUMMARY
This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of LAVA Therapeutics N.V. (the “Company”) of proxies to be voted in respect of our Annual General Meeting of Shareholders (“AGM”) to be held on June 11, 2025 at 2:00 p.m. Central European Summer Time at Yalelaan 62, 3584 CM, Utrecht, the Netherlands.
The record date for the AGM is May 14, 2025 (the “Record Date”). Those who are shareholders of the Company, or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital, on the Record Date and who are recorded as such in the Company’s shareholders’ register and/or in the register maintained by the Company’s U.S. transfer agent, Computershare Trust Company, N.A. (the “Persons with Meeting Rights”) may attend and, if relevant, vote at the AGM and exercise their voting rights on the voting items as included in the above-mentioned agenda prior to the AGM.
Persons with Meeting Rights who wish to attend the AGM, in person or represented by proxy, must notify the Company in writing or by e-mail of their identity and intention to attend the AGM by sending notice to that effect to the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or by post (addressed to LAVA Therapeutics N.V., c/o General Counsel & Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, PA 19106). This notice must be received by the Company no later than 11:59 p.m. Eastern Time on June 4, 2025 (the “Cut-off Time”).
This proxy statement and the Company’s annual report to shareholders for the fiscal year ended December 31, 2024 will be mailed on or about May 27, 2025 to our shareholders of record as of the close of business on the Record Date.
Our principal executive offices are located at Yalelaan 62, 3584 CM, Utrecht, the Netherlands. In this proxy statement, “LAVA”, “Company”, “we”, “us”, and “our” refer to LAVA Therapeutics N.V.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 11, 2025
This Proxy Statement and the annual report to shareholders are available at http://www.proxyvote.com/.
PROPOSALS
At the AGM, each of the following proposals (the “Proposals”) will be on the agenda as a voting item:
Proposal No.	Proposal	Board Vote Recommendation
1	Adoption of the Dutch statutory annual accounts over the financial year 2024	FOR
2	Appointment of KPMG Accountants N.V. as the Company’s external auditor for the financial year 2025 for purposes of Dutch law	FOR
3	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the financial year 2025	FOR
4	Release of each member of the Company’s board of directors from liability for the exercise of their duties during the financial year 2024	FOR
5	Extension of authorization of the Company’s board of directors to acquire shares (or depository receipts for such shares) in the Company’s capital	FOR
6	Reappointment of Jay Backstrom as non-executive director of the Company	FOR
7	Reappointment of James Noble as non-executive director of the Company	FOR
No business shall be voted on at the AGM, except for the Proposals. The Board recommends that you vote your shares FOR all Proposals. If you properly submit your proxy your shares will be voted on your behalf as you direct. If not otherwise specified, the shares represented by the proxies received prior to 11:59 p.m. Eastern Time on June 4, 2025 will be voted FOR all Proposals.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Who is entitled to vote at or prior to the AGM?
We urge you to vote your shares at the AGM or to submit your proxy prior to the Cut-off Time. The Record Date for the AGM is May 14, 2025. Persons with Meeting Rights (i.e., holders of shares or who otherwise have voting rights and/or meeting rights with respect to shares in the Company’s capital on the Record Date and who are recorded as such in the Company’s shareholders’ register and/or in the register maintained by the Company’s U.S. transfer agent, Computershare Trust Company, N.A.) may attend and, if relevant, vote at the AGM. Each outstanding share is entitled to one vote on all matters presented at the AGM as voting items.
What is the difference between being a “record holder” and holding shares in “street name”?
If on the Record Date your shares were registered directly in your name with the Company’s U.S. transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote if you are physically present at the meeting or vote by proxy before the Cut-off Time. If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization (see below under “Am I entitled to vote if my shares are held in “street name”?”). The organization holding your account is considered to be the shareholder of record for purposes of voting at the AGM.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held on your behalf by a bank, broker, trustee, financial institution or other intermediary, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials will be provided to you by your bank, broker, trustee, financial institution or other intermediary, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank, broker, trustee, financial institution or other intermediary how to vote your shares, and the bank, broker, trustee, financial institution or other intermediary is generally required to vote your shares in accordance with your instructions. You will not be able to vote your shares during the AGM and you should contact your broker, trustee, financial institution or other intermediary for information on how to cause the shares you beneficially own to be voted at the AGM.
How many shares must be present to hold the AGM?
A quorum must be present at the AGM for any voting item to be voted on. At the AGM at least one-third of the Company’s issued and outstanding shares must be represented in order to constitute a quorum.
Who can attend the AGM?
You may attend the AGM if you are a Person with Meeting Rights (see above under “Who is entitled to vote at or prior to the AGM”), or if you hold a valid proxy from a Person with Meeting Rights for the AGM. If you would like to attend the AGM, in person or represented by proxy, you must notify the Company by e-mail (addressed to a.garabedian@lavatherapeutics.com) or in writing (addressed to LAVA Therapeutics N.V., c/o Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, PA 19106) of your identity and intention to attend the AGM. This notice must be received by the Company no later than 11:59 p.m. Eastern Time on June 4, 2025 (the “Cut-off Time”). If you do not comply with this requirement, you may be refused entry to the AGM. Proxyholders who wish to attend the AGM should also present a copy of their proxy upon entry to the AGM, failing which the proxyholder concerned may be refused entry to the AGM. In order to be admitted into the AGM, you may be asked to present government-issued photo identification (such as a driver’s license). If your shares are held in street name, you may also be required to provide proof of beneficial ownership of our shares as of the Record Date, such as a bank or brokerage statement or a letter from your bank, broker, trustee, financial institution or other intermediary showing that you beneficially owned our shares at the close of business on the Record Date.

What if a quorum is not present at the AGM?
If the requisite quorum (see above under “How many shares must be present to hold the AGM”) is not present, then the AGM cannot validly pass any of the voting items on the agenda for the AGM and a new meeting shall be convened in accordance with applicable law.
Who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers, trustees, financial institutions or other intermediaries. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
We recommend that shareholders submit their proxy before the Cut-off Time in order to vote their shares, regardless of whether they plan to attend the AGM and vote in person. There are three ways to vote by proxy:
•
by Telephone — you can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•
by Internet — you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•
by Mail — you can vote by mail by signing, dating and mailing the proxy card.

Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.
If your shares are held in street name, you should receive instructions on how to vote from your bank, broker, trustee, financial institution or other intermediary. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote your shares in person at the AGM, you should contact your bank, broker, trustee, financial institution or other intermediary to obtain a legal proxy, bring it to the AGM in order to vote and notify the Company in writing of your identity and intention to attend the AGM (see above under “Who can attend the AGM?”).
Can I change my vote after I submit my proxy?
Yes.   You may revoke your submitted proxy and change your vote prior to the Cut-off Time by submitting a duly executed proxy bearing a later date or by granting a subsequent proxy through the Internet or telephone.
Your most recent proxy card or telephone or Internet proxy is the one that will be counted. You may also attend the AGM in person and revoke your proxy at the meeting or grant a separate proxy in writing to a representative who may attend the AGM in person and revoke your prior proxy at the meeting on your behalf, provided that you or your representative has registered to attend the AGM in person prior to the Cut-off Time.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker, trustee, financial institution or other intermediary, or you may vote in person at the AGM by obtaining a legal proxy from your bank, broker, trustee, financial institution or other intermediary, bringing your legal proxy to the AGM in order to vote and notifying the Company in writing of your identity and intention to attend the AGM (see above under “Who can attend the AGM?”).
Who will count the votes?
Broadridge will provide NautaDutilh N.V., our Dutch legal counsel, with a tabulation of the votes submitted by proxy prior to the Cut-off Time as described in this proxy statement and NautaDutilh N.V. will tabulate the votes cast at the AGM by Persons with Meeting Rights attending in person, if any. These tabulations will be provided to the Company.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, or if your voting instructions are otherwise unclear, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the AGM?
No business shall be voted on at the AGM except such items as included in the agenda for the meeting included on page 1 of this proxy statement.
How many votes are required for the approval of the proposals to be voted upon?
Other than the proposals to re-appoint Jay Backstrom and James Noble as non-executive directors, each voting item on the agenda for the AGM requires the affirmative vote of a simple majority of the valid votes cast. The proposals to reappoint Jay Backstrom and James Noble as non-executive directors are based on a binding nomination proposed by our Board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the AGM, unless the nomination is overruled by the AGM which would result if at least a two-thirds majority of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment. Also, at the AGM at least one-third of the Company’s issued and outstanding shares must be represented in order to constitute a quorum.
What is an abstention and how will abstentions be treated?
An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Under Dutch law and our articles of association, shares abstaining from voting will not count as votes cast at the AGM but will count as shares present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the proposals.
What are broker non-votes, how will broker non-votes be treated and do they count for determining a quorum?
Generally, broker non-votes occur when shares held in “street name” for a beneficial owner are not voted with respect to a particular proposal because the bank, broker, trustee, financial institution or other intermediary (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A bank, broker, trustee, financial institution or other intermediary is generally entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, in which case your shares will count for purposes of determining whether a quorum is present. On the other hand, absent instructions from the beneficial owner of such shares, a bank, broker, trustee, financial institution or other intermediary is generally not entitled to vote shares held for a beneficial owner on “non-routine” matters. In this regard, Proposals 4, 5, 6 and 7 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Such broker non-votes do not count for purposes of determining whether a quorum is present or for the purpose of determining the number of votes cast. Proposals 1, 2 and 3 are considered to be “routine,” meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion. Broker non-votes will have no effect on the adoption of Proposals 4, 5, 6 and 7. We do not expect any broker non-votes in connection with Proposals 1, 2 and 3.
Where can I find the voting results of the AGM?
We plan to announce whether the Proposals have passed at the AGM and we will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the AGM. If final voting results are not available to us in time to file a Form 8-K within four business days after the AGM, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ADOPTION OF THE COMPANY’S DUTCH STATUTORY ANNUAL ACCOUNTS FOR THE FINANCIAL YEAR 2024
The AGM, as required under Dutch law, will be asked to adopt our Dutch statutory annual accounts for the financial year 2024, which are comprised of our company annual accounts and consolidated annual accounts, with explanatory notes.
Our Dutch statutory annual accounts are prepared in accordance with International Financial Reporting Standards and are different from the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024 that were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and filed with the SEC. The Dutch statutory annual accounts contain some disclosures that are not required under U.S. GAAP and not contained in our Annual Report on Form 10-K.
A copy of our Dutch statutory annual accounts for the financial year 2024 will be included in our Dutch statutory annual report for the financial year 2024, which will be made available on our website at https://www.lavatherapeutics.com and at our offices located at Yalelaan 62, 3584 CM Utrecht, the Netherlands, when we publish a convening notice of the AGM in a Dutch daily newspaper with national distribution in accordance with Dutch law.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
►
The Board unanimously recommends a vote FOR the adoption of our Dutch statutory annual accounts for the financial year 2024.

PROPOSAL 2: APPOINTMENT OF KPMG ACCOUNTANTS N.V. AS THE COMPANY’S EXTERNAL AUDITOR FOR THE FINANCIAL YEAR 2025 FOR PURPOSES OF DUTCH LAW
Pursuant to Dutch law, our general meeting of shareholders is authorized to appoint an auditor to audit our Dutch annual report, including our statutory annual accounts, and, if applicable, our sustainability reporting. Upon the recommendation of the Audit Committee of our Board, our Board proposes to appoint and instruct KPMG Accountants N.V. to serve as our external auditor who will audit our Dutch annual report and Dutch statutory annual accounts to be prepared in accordance with Dutch law and, to the extent applicable, our sustainability reporting for the financial year 2025.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD

►
The Board unanimously recommends a vote FOR the appointment of KPMG Accountants N.V. as the external auditor for the financial year 2025 for purposes of Dutch law.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FINANCIAL YEAR 2025
The Board, upon the recommendation of the Audit Committee, has appointed KPMG LLP as our independent registered public accounting firm to audit the U.S. GAAP consolidated financial statements of the Company for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the AGM and recommended that shareholders ratify such selection. Prior to the Board’s appointment of KPMG LLP, PricewaterhouseCoopers Accountants N.V. audited our financial statements since 2018. A representative of KPMG LLP is expected to be present at the AGM. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
On May 20, 2025, the Board, upon the recommendation of the Audit Committee, approved the appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s U.S. GAAP consolidated financial statements for the fiscal year ending December 31, 2025, and dismissed PricewaterhouseCoopers Accountants N.V.
The report of PricewaterhouseCoopers Accountants N.V. on the consolidated financial statements of the Company for the fiscal years ended December 31, 2023 and 2024 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
In connection with the Company’s audits for the fiscal years ended December 31, 2023 and 2024 and during the subsequent interim period through May 20, 2025, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with PricewaterhouseCoopers Accountants N.V. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that would have caused PricewaterhouseCoopers Accountants N.V. to report the disagreement if it had not been resolved to the satisfaction of PricewaterhouseCoopers Accountants N.V. or (ii) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in our internal control over financial reporting related to (a) inadequate general controls over information technology, among which were the lack of change management and software development life procedures and insufficient level of user access controls to key financial systems and (b) our ability to design and maintain appropriate segregation of duties. These material weaknesses were remediated as of December 31, 2024, as disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2025. PricewaterhouseCoopers Accountants N.V. discussed these matters with our Audit Committee, and we have authorized PricewaterhouseCoopers Accountants N.V. to respond fully to any inquiry of KPMG LLP concerning these matters.
PricewaterhouseCoopers Accountants N.V.’s letter to the SEC stating its agreement with the statements in the two foregoing paragraphs was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2025.
During the fiscal years ended December 31, 2023 and 2024 and the subsequent interim period through May 20, 2025, the Company did not consult with KPMG LLP regarding (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Neither our articles of association nor other governing documents or applicable law require shareholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Board is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether to retain that firm. Even if the selection is ratified by the shareholders, the Audit Committee or the Board, in their discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our shareholders.

For the avoidance of doubt, this proposal does not relate to the appointment of a Dutch auditor for the audit of the Company’s Dutch statutory annual accounts for the financial year 2025. Our Board proposes to appoint and instruct KPMG Accountants N.V. to serve as our external auditor who will audit our Dutch annual report and Dutch statutory annual accounts to be prepared in accordance with Dutch law and, to the extent applicable, our sustainability reporting for the financial year 2025 pursuant to Proposal 2.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD

►
The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL 4: RELEASE OF EACH MEMBER OF THE COMPANY’S BOARD OF DIRECTORS FROM LIABILITY FOR THE EXERCISE OF THEIR DUTIES DURING THE FINANCIAL YEAR 2024
At the AGM, our shareholders will be asked to release each member of our Board in office during the financial year 2024 from liability with respect to the exercise of their respective duties during that year.
The scope of this release from liability extends to the exercise of the respective duties of our Board members insofar as these are reflected in our Dutch statutory annual report for financial year 2024, our Dutch statutory annual accounts for financial year 2024 or in our other public disclosures or communications to the Company’s general meeting.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
►
The Board unanimously recommends a vote FOR the release of each member of our Board during the financial year 2024 from liability for the exercise of their duties during financial year 2024.

PROPOSAL 5: EXTENSION OF AUTHORIZATION TO THE COMPANY’S BOARD OF DIRECTORS TO ACQUIRE SHARES (OR DEPOSITORY RECEIPTS FOR SUCH SHARES) IN THE COMPANY’S CAPITAL
The Board has been authorized, for a period of 18 months following the annual general meeting of the Company held on June 19, 2024, to resolve for the Company to acquire fully paid-up shares in the Company’s capital (or depository receipts for such shares) by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price per share which is higher than nil and no higher than 110% of the average closing price of the Company’s shares on Nasdaq (such average closing price being calculated over the five trading days preceding the date the acquisition is agreed upon by the Company), up to 10% of the Company’s issued share capital.
It is now proposed to renew the authorization of the Board, for a period of 18 months following the date of the AGM, to resolve for the Company to acquire fully paid-up shares in the Company’s capital (or depository receipts for such shares) by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price per share which is higher than nil and no higher than 110% of the average closing price of the Company’s shares on Nasdaq (such average closing price being calculated over the five trading days preceding the date the acquisition is agreed upon by the Company), up to 10% of the Company’s issued share capital (determined as of the close of business on the date of the AGM). If this proposal is passed, the proposed authorization shall replace the existing authorization referred to in the previous paragraph.
Our directors and executive officers have no substantial interests, directly or indirectly, in this proposal, except to the extent of their ownership in our shares and securities convertible or exercisable for our shares.
VOTE REQUIRED
This proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
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The Board unanimously recommends a vote FOR the extension of authorization of the Board to acquire shares (or depository receipts for such shares) in the Company’s capital.

PROPOSAL 6: REAPPOINTMENT OF JAY BACKSTROM AS NON-EXECUTIVE DIRECTOR
Upon the recommendation of the Nomination and Corporate Governance Committee, the Board has made a binding nomination to reappoint Jay Backstrom, who has previously been elected by our shareholders, as non-executive director of the Company for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2028.
Jay T. Backstrom, MD, MPH has served as a non-executive director since June 2022. Dr. Backstrom is currently Chief Executive Officer of Scholar Rock, a biotechnology company focused on discovery and development of novel therapies targeting the TGF-beta superfamily of growth factors, a position he assumed in October 2022. Prior to Scholar Rock, Dr. Backstrom served as executive vice president, Research and Development, at Acceleron Pharma, from December 2019 through the completion of the Merck acquisition in December 2021. He previously served as the chief medical officer for the Celgene Corporation from April 2016 through December 2019. Dr. Backstrom joined Celgene in March 2008 as vice president of clinical research and development for the MDS and AML therapeutic area. He subsequently served as senior vice president of clinical research and development for the hematology and oncology and the head of global regulatory affairs before being appointed the Chief Medical Officer, a position he held up through the completion of the Bristol Myers Squibb-Celgene merger in December 2019. After earning his medical degree at the Lewis Katz School of Medicine at Temple University in Philadelphia, he completed his medical training including serving as Chief Medical Resident in the Department of Medicine at Temple University Hospital. Dr. Backstrom has served as a non-executive board director of Autolus Therapeutics from August 2020 (including chair of the R&D committee) through February 2023, Be Biopharma since December 2021 and Disc Medicine from January 2022 through June 2023. Dr. Backstrom received his M.D. and completed medical training at the Lewis Katz School of Medicine at Temple University, and he received a master’s degree in public health from the Saint Louis University School of Public Health. We believe Dr. Backstrom is qualified to serve on our Board because of his extensive experience as a pharmaceutical executive and in the clinical development and regulation of pharmaceuticals.
VOTE REQUIRED
The proposal to re-appoint Dr. Backstrom as non-executive director is based on a binding nomination proposed by the Board. Consequently, Dr. Backstrom shall be re-appointed provided that the requisite quorum is present or represented at the AGM, unless the nomination is overruled by the AGM which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
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The Board unanimously recommends a vote FOR the re-appointment of Jay Backstrom as non-executive director.

PROPOSAL 7: REAPPOINTMENT OF JAMES NOBLE AS NON-EXECUTIVE DIRECTOR
Upon the recommendation of the Nomination and Corporate Governance Committee, the Board has made a binding nomination to reappoint James Noble, who has previously been elected by our shareholders, as non-executive director of the Company for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2028.
James Noble, M.A. has served as a non-executive director since June 2022. From 2008 to 2019, Mr. Noble served as chief executive officer and co-founder of Adaptimmune Therapeutics. From July 2008 until March 2014, Mr. Noble was chief executive officer of Immunocore, which he also co-founded. Mr. Noble currently serves on the boards of directors of Orexo AB, where he has also served as chairman since 2020 and Pneumagen, where he has also served as chairman since 2023. Mr. Noble has also served as a non-executive board director for publicly traded life science companies, including Adaptimmune and as deputy chairman of GW Pharmaceuticals until its acquisition by Jazz Pharmaceuticals in 2021. Mr. Noble received an M.A. from the University of Oxford. We believe that Mr. Noble is qualified to serve on our board of directors due to his extensive experience leading biotechnology companies.
VOTE REQUIRED
The proposal to reappoint James Noble as non-executive director is based on a binding nomination proposed by the Board. Consequently, Mr. Noble shall be re-appointed provided that the requisite quorum is present or represented at the AGM, unless the nomination is overruled by the AGM which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Abstentions will, however, count as shares present and entitled to vote for purposes of determining a quorum.
RECOMMENDATION OF THE BOARD
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The Board unanimously recommends a vote FOR the reappointment of James Noble as non-executive director.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
BOARD
The following table lists the current composition of the directors serving on the Board, including the ages of the directors as of March 1, 2025, their current terms of service and year of expiry of their term, and their position:
Name	Age	Term Served	Year in which Term Expires	Position
Kapil Dhingra	65	February 2021 — Present	2027	Chairperson and Non-Executive Director
Stephen Hurly	57	June 2019 — Present	2027	Executive Director and Chief Executive Officer
Jay T. Backstrom	70	June 2022 — Present	2025	Non-Executive Director
Peter A. Kiener	72	January 2023 — Present	2026	Non-Executive Director
James J. Noble	65	June 2022 — Present	2025	Non-Executive Director
Christy J. Oliger	55	March 2023 — Present	2026	Non-Executive Director
Mary E. Wadlinger	65	January 2023 — Present	2026	Non-Executive Director
Karen J. Wilson	61	March 2021 — Present	2027	Non-Executive Director
The biographical information for Jay Backstrom and James Noble, the nominees to our Board, is provided in Proposals 6 and 7, respectively.
Below is biographical information for those directors who are not standing for re-appointment at the AGM and who will remain seated following the AGM.
Kapil Dhingra, M.B.B.S. has served as Chairperson of our board and as a non-executive director since January 2021. He has served as Managing Member of KAPital Consulting, LLC, which he also co-founded, since 2008. Dr. Dhingra currently serves on the boards of directors of several publicly traded and privately held companies, including Black Diamond Therapeutics, Inc. since January 2021, Replimune Group since July 2017, Median Technologies since June 2017, Kirilys Therapeutics since March 2021, Servier since January 2022, and CARGO Therapeutics since April 2024. He also served on the board of directors at Mariana Oncology from January 2022 to May 2024, at Autolus Therapeutics from August 2014 to December 2023 and Five Prime Therapeutics from December 2015 to April 2021. Dr. Dhingra previously served as Vice President, Head of the Oncology Disease Biology Leadership Team and Head of Oncology Clinical Development at Hoffman-La Roche from May 1999 to August 2008. He received a M.B.B.S. from the All India Institute of Medical Sciences. We believe that Dr. Dhingra is qualified to serve on our Board because of his extensive experience in executive positions with several pharmaceutical companies and in the clinical development of pharmaceuticals in several therapeutic areas, including in oncology, and his experience serving on the boards of several publicly traded life science companies.
Stephen Hurly has served as our President, Chief Executive Officer and as an executive director since June 2019. Prior to joining LAVA Therapeutics, he served as President and Chief Executive Officer of Sesen Bio, Inc., a Nasdaq listed late-stage oncology firm, from September 2016 to August 2018. From August 2015 to September 2016, he served as the President and Chief Executive Officer of Viventia Bio Inc., a specialty pharmaceutical company acquired by Sesen Bio in September 2016. He has served on the board of directors of PHusis Therapeutics Inc., a private targeted small molecule therapeutics company, since May 2011. Previously, he was the Chief Executive Officer of Burrill & Co.’s Merchant Banking Division, a finance business for life science companies, from June 2011 to August 2015. From June 2008 to June 2011, he was also the head of the Life Sciences Investment Banking Practice at Boenning & Scattergood, a securities asset management and investment banking firm. He graduated from Swarthmore College with a B.A. degree in Engineering and earned an M.B.A. from the University of Chicago. Our board of directors believes that Mr. Hurly’s extensive experience in the life sciences industry in addition to his executive leadership experience qualify him to serve on our Board.

Peter A. Kiener, DPhil has served as a non-executive director since January 2023. He has served as a founding member of BioKien LLC since 2018 and is a consultant and part-time partner at Bridge Valley Ventures/IGC Life Sciences. Dr. Kiener has served on the Board of Directors of Wugen, Inc. since July 2021, Cue Biopharma since 2016, and Peptone since 2022. He also served on the Board of Directors of Pieris Pharmaceuticals from September 2018 to December 2024, Tetragenetics Inc. from 2015 to 2021, and Cirius Therapeutics from 2019 to 2021. From 2019 through 2021, Dr. Kiener served as interim chief executive officer at Cereius. From 2014 through February 2018, he served as chief scientific officer and head of research and development at Sucampo Pharmaceuticals, which was acquired by Mallinckrodt. From 2013 to 2015, Dr. Kiener served as chief scientific officer of Ambrx Inc., a clinical-stage biopharmaceutical company focused on the development of antibody-drug conjugates (ADCs), from 2009 to 2013, Dr. Kiener served as president and co-founder of Zyngenia Inc. an early-stage biopharmaceutical company and from 2001 to 2009, he served as executive vice president and global head of biologics research and development at MedImmune LLC, the global biologics arm of AstraZeneca. He received a Bachelor of Science from Lancaster University in Lancaster, UK and his DPhil from Oxford University, Sir William Dunn School of Pathology. We believe that Dr. Kiener is qualified to serve on our Board due to his extensive experience leadership experience in biotechnology companies and in the clinical development of pharmaceuticals in several therapeutic areas.
Christy J. Oliger has served as a non-executive director since March 2023. She has over 30 years of strategic and operations experience in the biopharmaceutical industry and is recognized for building productive teams and improving operational effectiveness. From 2000 to 2020, Ms. Oliger served in several commercial leadership roles at Roche/Genentech, most recently as senior vice president, BioOncology business unit. She also led Roche’s global portfolio management function comprised of a late-stage development portfolio of greater than 300 projects in therapeutic areas including oncology, neurology, rare disease, respiratory, dermatology and immunology. Prior to Genentech, Ms. Oliger held several management roles at Schering-Plough. Ms. Oliger serves on the board of directors of several publicly traded companies, including Karyopharm Therapeutics since August 2020, Reata Pharmaceuticals since April 2021 (acquired by Biogen), Replimune Group since September 2021, RayzeBio since September 2023 to February 2024 (acquired by Bristol Myers Squibb in February 2024) and Veta Therapeutics since April 2024, and previously served on the board of directors at Sierra Oncology from June 2021 to July 2022 (acquired by GSK). Ms. Oliger received a Bachelor of Arts in Economics from the University of California at Santa Barbara. We believe Ms. Oliger is qualified to serve on our Board because of her strategic, operational and commercial experience in the biotechnology industry, including oncology.
Mary E. Wadlinger has served as a non-executive director since January 2023. She has over 35 years of strategic, organizational, and people leadership experience. Ms. Wadlinger most recently served as senior vice president, Corporate Affairs & Chief Human Resources Officer at Forma Therapeutics from 2014 to 2022, where she built and led the organization and people strategy, patient engagement and communications through critical growth, IPO, and reorganization as the company transformed from drug discovery to a fully-integrated drug development and commercial readiness company. She remained with the company as a consultant through the acquisition by Novo Nordisk. Prior to Forma, she served as vice president, human resources at Millennium Pharmaceuticals from 2003 through 2014, a subsidiary of Takeda Pharmaceuticals from 2008 through 2014, where she served as a key leader in numerous corporate transformations, growth initiatives, M&A activity, and overall integration within Takeda. Ms. Wadlinger earned a Bachelor of Science degree in Finance from the University of Maine Business School. We believe Ms. Wadlinger is qualified to serve on our Board due to her extensive experience in corporate organization and people strategy.
Karen J. Wilson has served as a non-executive director since March 2021. She currently serves on the board of directors of Elicio Therapeutics since March 2020 (formerly Angion Biomedica), Connect Biopharma since December 2020, and Serina Therapeutics since January 2025, and previously served on the board of directors of Vaxart, Inc. from August 2020 to August 2022. Ms. Wilson served as Senior Vice President of Finance at Jazz Pharmaceuticals plc until September 2020 after serving as Vice President of Finance and Principal Accounting Officer. Prior to joining Jazz Pharmaceuticals in February 2011, Ms. Wilson served as Vice President of Finance and Principal Accounting Officer at PDL BioPharma, Inc. She also previously served as a Principal at the consulting firm of Wilson Crisler LLC, Chief Financial Officer of ViroLogic, Inc., Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc., and as a consultant and auditor for Deloitte & Touche LLP. Ms. Wilson is a Certified Public Accountant

and received a B.S. in Business from the University of California, Berkeley. We believe that Ms. Wilson is qualified to serve on our Board due to her extensive background in financial and accounting matters for public companies and her leadership experience in the life sciences industry.
Family Relationships
There are no family relationships between any of our executive officers or directors, nor are there any arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any director was selected as such.

CORPORATE GOVERNANCE
Board Leadership Structure
At this time, our Board is led by Kapil Dhingra, an independent, non-executive Chair. Our Board believes that it is in the best interest of the Company and our stakeholders for Kapil Dhingra to continue to serve as Chair of the Board. Dr. Dhingra possesses significant knowledge and experience in our industry and a deep understanding of our strategic objectives, all of which will continue to benefit the Company during the year ahead. The Company believes that separation of the positions of the Chair and CEO reinforces the independence of the Board in its oversight of the business and affairs of the Company but reserves the flexibility to determine whether to keep the roles of Chair and CEO separated. In addition, the Company believes that having an independent Chair creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our shareholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Dr. Dhingra’s responsibility is to ensure that our Board functions properly and to work with our CEO to set the Board’s agenda. Accordingly, he has substantial ability to shape the work of the Board. We expect him to facilitate communications among our directors and between the Board and senior management. While Dr. Dhingra provides independent leadership, he also works closely with our CEO to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. We believe that the leadership structure of our Board is appropriate and enhances its ability to effectively carry out its roles and responsibilities.
Board Composition
Our Board is composed of eight members, comprised of one executive director, Stephen Hurly, our Chief Executive Officer, and seven non-executive directors. Members of our Board serve for staggered three-year terms as follows:
•
Jay T. Backstrom and James J. Noble with terms expiring at the 2025 AGM;

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Peter A. Kiener, Mary Wadlinger and Christy J. Oliger with terms expiring at the 2026 AGM; and

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Kapil Dhingra, Stephen Hurly and Karen J. Wilson with terms expiring at the 2027 AGM.

As a result of the staggered board, only part of our directors will have to be reappointed (or replaced) at each annual general meeting of shareholders, with the other directors continuing to serve for the remainder of their respective terms. Each of our directors will hold office for the term set forth above, except in the case of his or her earlier death, resignation or dismissal. Our directors do not have a retirement age requirement under our articles of association. We do not have any board service agreements with any of the members of our Board.
Director Independence; Executive Sessions
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable Nasdaq listing standards: Kapil Dhingra, Jay Backstrom, Peter Kiener, James Noble, Christy Oliger, Mary Wadlinger and Karen Wilson. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Stephen Hurly is not independent based on his employment with the Company as chief executive officer.
Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent.
Board Committees
The Board has established a standing Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee.
Audit Committee
The Audit Committee consists of Karen Wilson, Christy Oliger and James Noble. Ms. Wilson serves as chairperson.
The Audit Committee’s responsibilities include:
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providing updates and make recommendations to the Board regarding the supervision of the integrity and quality of our financial and sustainability reporting and the effectiveness of our internal controls;

•
overseeing and providing updates to the Board with respect to: our relationship with, and compliance with recommendations and follow-up of comments made by, our internal auditor, independent auditor, and, if relevant, other parties involved in the audit of our sustainability reporting; our funding, the application of information and communication technology by us, including risks relating to cybersecurity, and our tax policy;

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compliance with applicable legal and regulatory requirements;

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the operation of the Code of Business Conduct and Ethics Policy, and other internal policies;

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making recommendations concerning the appointment and the dismissal of the head of our internal audit function, and reviewing and discussing the performance of the internal audit function;

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reviewing and discussing our audit plan, including with the internal audit function and the external auditor;

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reviewing and discussing the audit results, also with the internal audit function and the external auditor, including: (i) flaws in the effectiveness of the internal controls; (ii) findings and observations with a material impact on our risk profile; and (iii) failings in the follow-up of recommendations made previously by the internal audit function;

•
at least annually, reviewing and discussing with our external auditor: the scope and materiality of our audit plan and the principal risks of our annual financial reporting identified in such audit plan and the findings and outcome of our external auditor’s audit of our financial statements and its management letter; and significant findings from the audit of our financial statements and any problems or difficulties encountered, including restrictions on the scope of the external auditor’s activities or on access to requested information, as well as significant disagreements with our management;

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determining whether and, if so, how the external auditor should be involved in the content and publication of financial reports other than our financial statements;

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reviewing and discussing with the external auditor any audit problems or difficulties and the response of our management thereto, including: (i) restrictions on the scope of the external auditor’s activities or on access to requested information; (ii) accounting adjustments that were noted or proposed by the external auditor but were “passed” as immaterial or otherwise; (iii) communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and (iv) management or internal control letters issued, or proposed to be issued, by the external auditor;

•
reviewing and discussing the effectiveness of the design and operation of our internal controls with the Board, the Chief Executive Officer and the Chief Financial Officer, including: (i) identified material failings, deficiencies or material weaknesses in the internal controls; and (ii) material changes made to, and material improvements planned for, the Internal Controls;

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approving the external auditor’s (re)appointment or dismissal;

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engagement of such independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its responsibilities, including causing us, without further action by our Board, to pay the reasonable compensation of such advisors as approved by the Audit Committee; and causing us to pay, without further action by our Board, the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its responsibilities;

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preparing the Audit Committee report that the SEC rules require to be included in our annual proxy statement;

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establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; (ii) and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

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reviewing potential conflicts of interest involving our officers and directors; and

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Reviewing and recommending to the Board our Related Person Transaction Policy, and reviewing and making determinations regarding related person transactions under the Related Person Transaction Policy.

Our Board has determined that Ms. Wilson, Ms. Oliger and Mr. Noble satisfy the “independence” requirements set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Ms. Wilson and Mr. Noble each qualify as an “audit committee financial expert,” as such term is defined in the rules of the SEC. The Audit Committee is governed by a charter that complies with applicable Nasdaq rules, which charter is posted in the “Investors — Corporate Governance” section of our website located at https://www.lavatherapeutics.com.
The Report of the Audit Committee is set forth beginning on page 28 of this proxy statement.
Compensation Committee
The Compensation Committee consists of Mary Wadlinger, Karen Wilson and James Noble. Mr. Noble serves as chairperson.
Our Compensation Committee is responsible for assisting our Board in the discharge of its responsibilities relating to the compensation of our senior management, including our executive officers. In fulfilling its purpose, our compensation committee has the following principal duties:
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reviewing and evaluating our compensation policy and benefits policies, including our incentive-compensation and equity-based plans, as well as the compensation of the Chief Executive Officer and our other executive officers;

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submitting proposals to the Board concerning changes to our compensation policy;

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submitting proposals to the Board concerning the compensation of our executive officers and individual directors, at least covering: the compensation structure; the amount of the fixed and variable compensation components; the applicable performance criteria; the scenario analyses that have been carried out; the pay ratios within our group; and the views with regard to the amount and structure of his or her own compensation of directors or, if considered appropriate, of the executive officer;

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reviewing and assessing risks arising from our compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on us;

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preparing of our compensation report for the Board; and

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preparing the annual compensation committee report pursuant to the rules of the Exchange Act.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors it deems appropriate to carry out its responsibilities, including the appointment of such consultant, counsel or advisor and the ability to cause us, without further action by the Board, to pay with our funds the reasonable compensation of such consultant, counsel or advisor as approved by the Committee, provided, however, that in retaining or obtaining the advice of such consultant, counsel or advisor, other than in-house legal counsel, the Compensation Committee shall take into consideration the factors affecting independence required by applicable SEC rules and Nasdaq rules and that the Compensation Committee will be responsible for the oversight of the work of any such consultant, counsel or advisor.
During 2024, the Compensation Committee engaged Pearl Meyer LLP as external advisor. The Compensation Committee reviewed compensation assessments provided by comparing our compensation to that of a group of peer companies within our industry and met with Pearl Meyer to discuss compensation of our executive officers and management team and to receive input and advice. The compensation committee has considered the independence of their advisors, and found them to be independent according to the adviser independence factors required under SEC rules as they relate to (i) additional services, (ii) total fees as a percentage of total revenue, (iii) conflict of interest policies, (iv) business or personal relationships with members of the compensation committee, (v) share ownership by compensation advisors, and (vi) business or personal relationships with our executives.
As part of its ongoing engagement, Pearl Meyer has assisted the Compensation Committee with developing and revising a comparative group of companies and performing analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, Pearl Meyer reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers, reviewed and assessed our executive severance arrangements, reviewed and assessed our annual cash performance bonus program, including the payout levels and caps, reviewed and assessed our equity compensation programs and conducted an equity burn rate and overhang analysis, and advised on regulatory developments impacting the Company’s compensation strategy. Pearl Meyer developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Pearl Meyer, the Compensation Committee approved the recommendations.
Under SEC and Nasdaq rules, there are heightened independence standards for members of the Compensation Committee, including a prohibition against the receipt of any compensation from us other than standard director fees. Our Board has determined that Ms. Wadlinger, Ms. Wilson and Mr. Noble satisfy the “independence” requirements set forth in Nasdaq Listing Rule 5605(d) and that our Compensation Committee is entirely independent. The Compensation Committee is governed by a charter that is posted in the “Investors — Corporate Governance” section of our website located at https://www.lavatherapeutics.com.
Nomination and Corporate Governance Committee
The Nomination and Corporate Governance Committee consists of Christy Oliger, Jay Backstrom and Mary Wadlinger. During the year ended December 31, 2024, Ms. Oliger served as chairperson.
Our nomination and corporate governance committee’s responsibilities include:
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drawing up selection criteria and appointment procedures for the directors;

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periodically reviewing the size and composition of the Board and submitting proposals for the composition profile of the Board;

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making recommendations to the Board as to the determination of independence of Non-Executive Directors;

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periodically reviewing the functioning of individual directors and reporting on such review to the Board;

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drawing up a plan for the succession of directors;

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submitting proposals for the appointment or reappointment of directors;

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supervising the policy of the Board regarding the selection criteria and appointment procedures for our senior management and executive officers;

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overseeing the self-evaluation of our Board and its committees to determine whether they are functioning effectively;

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reviewing and discussing with the Board disclosure of our corporate governance practices, including the operation of the Nomination and Corporate Governance Committee, the Audit Committee and the Compensation Committee, director independence and to recommend inclusion of the disclosure in our annual report on Form 10-K;

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developing and implementing our goals with respect to environmental and social matters and to provide guidance to the Board on such matters;

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developing and overseeing compliance with our Code of Business Conduct and Ethics Policy, including, at least annually, reviewing and reassessing the adequacy of the policy and recommending any proposed changes to the Board; and

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reviewing and reassessing the adequacy of other corporate governance guidelines and policies under Dutch and U.S. law and applicable NASDAQ rules.

Our Board has determined that our current Nomination and Corporate Governance Committee is compliant with Nasdaq Listing Rule 5605(e) and is entirely independent. The Nomination and Corporate Governance Committee is governed by a charter that is posted in the “Investors — Corporate Governance” section of our website located at https://www.lavatherapeutics.com.
Director Candidates
Our Nomination and Corporate Governance Committee is responsible for drawing up selection criteria and appointment procedures for the directors. Our Board has adopted a Board Profile policy which sets out the general principles applicable to the size, composition and independence of the Board. Pursuant to the Board Profile policy, each non-executive director should be capable of assessing the broad outline of the Company’s overall management. In addition, the Board shall be composed of individuals who are knowledgeable and have relevant experience and expertise in one of more of the following areas:
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the industry in which the Company operates;

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general management;

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finance, administration and accounting;

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strategy;

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marketing and sales;

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manufacturing and production;

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innovation, research and development;

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safety and environment;

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human resources, personnel and organisation;

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information technology; and/or

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legal and regulatory affairs.

Further, each non-executive director shall be expected to have the following competencies and qualities:
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integrity;

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the ability to act critically and independently;

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the ability to promote and protect the interests of the Company, its business and its stakeholders;

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awareness of international trends in society, economy and politics;

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a track record of proven success;

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analytical, critical and solution-oriented;

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having sufficient time at his or her disposal to perform his or her duties properly;

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willingness to follow induction and training programmes and to be periodically evaluated;

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ambition for continuous improvement; and

•
willingness to be appointed as a member of one or more committees.

In searching for qualified director candidates for appointment to the Board and filling vacancies on the Board, the Nomination and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. Our Nomination and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. Once potential candidates are identified, our Nomination and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence and potential conflicts of interest and determines if candidates meet the qualifications described above. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the long-term success and sustainability of the business and further the interests of our stakeholders, including shareholders, through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-appointment, the Nomination and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Shareholder Recommendations and Nominations
Our Nomination and Corporate Governance Committee considers recommendations for candidates to the Board from shareholders so long as such recommendations comply with our articles of association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nomination and Corporate Governance Committee by writing to our Company Secretary at LAVA Therapeutics N.V., c/o General Counsel & Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, PA 19106 and providing evidence of the shareholder’s ownership of our shares, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.
Our articles of association provide that our general meeting of shareholders shall appoint the directors and may at any time suspend or dismiss any director. Our directors are appointed on the basis of a binding nomination prepared by our Board. Our general meeting of shareholders may overrule the binding nomination by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, in which case our Board shall be allowed to make a new binding nomination. Our directors may be dismissed only by a resolution at a general meeting of shareholders. Dismissal of a director by our general meeting of shareholders requires a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, unless the dismissal is proposed by the Board, in which case a simple majority of votes cast will suffice to pass the resolution.
Board and Committee Meetings and Attendance
During 2024, the Board met four times. The Audit Committee held five meetings, the Compensation Committee held three meetings, and the Nomination and Corporate Governance Committee held three meetings in 2024. All of our directors attended at least 75% of the meetings of the Board and committee during the period for which he or she served as a member of the Board or such committee.
Although we do not have a formal policy regarding attendance by Board members at annual meetings of shareholders, we encourage our directors to attend such meetings. Seven of our current directors who served at the time of our 2024 AGM attended that meeting.

Board Oversight of Risk Management
Our management is primarily responsible for assessing and managing risk, while our Board is responsible for overseeing management’s execution of its responsibilities. Our Board is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports, and on risks relating to cybersecurity. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Our Nomination and Corporate Governance Committee ensures that our governance policies and procedures are appropriate in light of the risks we face and monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and monitors compliance with our Code of Business Conduct and Ethics Policy. Our Audit Committee also monitors compliance with our Code of Business Conduct and Ethics Policy in the case of accounting, internal accounting controls, auditing or securities law matters.
Committee Charters and Corporate Governance Guidelines
Complete copies of our Board rules, Board profile and committee charters are posted in the “Investors — Corporate Governance” section of our website located at https://www.lavatherapeutics.com.
Annual Board Evaluation
Our Board rules require an annual assessment of the Board and its committees, and the Nomination and Corporate Governance Committee charter requires the Nomination and Corporate Governance Committee to oversee such annual assessment.
Communications with the Board
Our Board welcomes input and suggestions from all interested parties, including shareholders. Anyone may communicate with a member or members of our Board, by sending a written communication to the attention of the Company’s Corporate Secretary by mail at LAVA Therapeutics N.V., Attn: Corporate Secretary; 520 Walnut Street, Suite 1150; Philadelphia, PA 19106. Each communication must set forth (i) the name and address of the shareholder and on whose behalf the communication is sent and (ii) the number and class of shares of the Company that are owned beneficially by such shareholder as of the date of the communication.
The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics Policy, which is applicable to all of our directors, officers and employees, including our CEO, Chief Financial Officer and other senior financial officers. The Code of Business Conduct and Ethics Policy provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct and Ethics Policy is posted in the “Investors — Corporate Governance” section of our website located at https://www.lavatherapeutics.com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
Under our Insider Trading Policy, our directors, executive officers and employees are prohibited from engaging in hedging transactions, including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives that are designed to hedge or speculate on any change in the market value of our securities. Additionally, our directors, executive officers and employees are prohibited from purchasing or writing options on our securities, short-selling our securities and pledging our securities, including by purchasing our securities on margin or holding our securities in a margin account.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2024 by PricewaterhouseCoopers Accountants N.V., our principal accountant for such years.
	Fiscal Year Ended December 31,
(in thousands)	2023	2024
Audit Fees(1)	$491	$854
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	—	2
Total Fees	$491	$856

(1)
“Audit Fees” consist of fees in connection with the audit of our annual consolidated financial statements, including the audited financial statements presented in our Annual Report on Form 10-K and our transition to U.S. GAAP accounting for the year ended December 31, 2024 as a result of transitioning from foreign private issuer status to domestic filer status, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
“All Other Fees” consist of fees for products and services other than the services described above. All other fees for the year ended December 31, 2024 were related to an annual subscription to accounting literature and tools.

All fees incurred during the years ended December 31, 2023 and 2024 were pre-approved by our Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firms, KPMG Accountants N.V. and KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of each independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by each of KPMG Accountants N.V. and KPMG LLP is compatible with maintaining each such accountant’s independence.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD
The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.
The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.
The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
THE AUDIT COMMITTEE
Karen J. Wilson (Chair)
Christy J. Oliger
James J. Noble
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of March 1, 2025.
Name	Age	Position
Stephen Hurly	57	Chief Executive Officer
Charles Morris	60	Chief Medical Officer
Fred Powell	63	Chief Financial Officer
Biographical information for Mr. Hurly is included above with the director biographies under “Board of Directors and Corporate Governance.”
The following is a brief summary of the business experience of certain of our executive officers.
Charles Morris, MBChB, MRCP, has served as our Chief Medical Officer since February 2023. Dr. Morris is a medical oncologist with over 25 years of oncology drug development experience in the international biotech and pharmaceutical industry. From April 2021 until January 2023, Dr. Morris was chief medical officer for Celyad Oncology, a CAR-T focused cell therapy company. Prior to Celyad, he served as chief medical officer at Radius Health from 2018 to 2020, largely focused on advancing elacestrant (Onersdu) through phase 3. Prior to radius he was Chief Development Officer at PsiOxus Therapeutics from 2016 to September 2018. He also worked as chief development officer at ImmunoGen from 2012 to 2016, advancing mirvetuximab sorvatansine (Elahere) to phase 3. Dr. Morris also worked at Allos Therapeutics and Cephalon Inc., where he contributed to all phases of development for several novel programs targeting solid and hematological tumor indications. While at Cephalon, he served as vice president of Worldwide Clinical Research during the approval of TREANDA® (bendamustine) for the treatment of indolent non-Hodgkin lymphoma and chronic lymphocytopenia. Dr. Morris began his career at AstraZeneca where he held roles of increasing responsibility, including global medical lead for Faslodex® (fulvestrant) through its approval for breast cancer. He received a Bachelor of Medicine, Bachelor of Surgery and Bachelor of Medical Science in Clinical Pharmacology and Therapeutics degree from Sheffield University Medical School and is a Member of the Royal College of Physicians of London.
Fred Powell has served as our Chief Financial Officer since November 2022. From 2016 to 2022, Mr. Powell served as the executive vice president and chief financial officer of Antares Pharma, which was acquired by Halozyme Therapeutics in May 2022. Prior to that, from 2012 until 2016, Mr. Powell served as Chief Financial Officer at Celator Pharmaceuticals (acquired by Jazz Pharmaceuticals), OraPharma, Inc. from 2011 until 2012 (acquired by Valeant Pharmaceuticals International) and BMP Sunstone Corporation from 2005 until 2011 (acquired by Sanofi-Aventis). Mr. Powell also held various positions in other life science companies and began his career at KPMG LLP. Mr. Powell is the chairman of the Advisory Board for Penn State Scranton. He holds a B.S. in accounting from Pennsylvania State University.
There are no family relationships between any of our directors or executive officers. There are no arrangements or understandings with major shareholders, customers, suppliers or others, pursuant to which any person was selected to serve as an executive officer.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the years ended December 31, 2024 and 2023.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen Hurly Chief Executive Officer and Director	2024	602,129	379,387	210,745	13,800	1,206,061
	2023	576,200	—	230,480	13,200	819,880
Fred Powell Chief Financial Officer	2024	444,125	147,922	124,355	13,800	730,202
	2023	425,000	—	136,000	13,200	574,200
Charlie Morris Chief Medical Officer	2024	501,125	196,169	140,315	13,800	851,409
	2023	429,327	613,626	152,000	13,200	1,208,153

(1)
This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to ASC Topic 718, the basis for computing share-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The fair value of each share option grant is estimated on the date of grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes model used to estimate the value of the options are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K (File No. 001-40241) filed with the SEC on March 28, 2025. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the share options, the exercise of the share options or the sale of the shares underlying such share options.

(2)
See “— Narrative to Summary Compensation Table — Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.

(3)
Represents Company matching contributions to benefits plans (e.g., company 401(k) matching).

Narrative to Summary Compensation Table
The Compensation Committee of our Board has historically reviewed and made recommendations to the Board with respect to our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. No executive officer is present during the deliberations of such officer’s own compensation. Based on those discussions and its discretion, the Compensation Committee then makes recommendations to the Board with respect the compensation of each executive officer without members of management present. The Board makes the final decisions with respect to compensation of our executive officers.
Annual Base Salary
We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally reviewed by our Compensation Committee and approved by our Board in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their expertise, experience, knowledge, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Merit-based increases to salaries are based on management’s assessment of the named executive officer’s individual performance.

With respect to the year ended December 31, 2024, the Board approved a base salary of $602,129, $444,125 and $501,125 for Mr. Hurly, Mr. Powell and Dr. Morris, respectively.
Non-Equity Incentive Plan Compensation
Our named executive officers are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives established by the Board. Each named executive officer has a target annual incentive opportunity, calculated as a percentage of annual base salary, and may earn more or less than the target amount based on our company’s and his individual performance. For 2024, the target annual incentive opportunities as a percentage of base salary for our named executive officers were 50% for Mr. Hurly, 40% for Mr. Powell and 40% for Dr. Morris. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives, and may be paid in cash or equity. The Compensation Committee determined that the percentage attainment of our corporate goals for 2024 was 70% and approved an individual performance achievement payout for each of Mr. Hurly, Mr. Powell and Dr. Morris, resulting in awards in the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”
Equity-Based Awards
Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our shareholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and periodically thereafter. In 2023, we did not make equity grants to our named executive officers other than the initial new hire grant made to Dr. Morris when he joined our company. In 2024, we made annual equity grants to our named executive officers. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Following the completion of our initial public offering, we have granted all equity awards pursuant to our 2021 Long-Term Incentive Plan.
Outstanding Equity Awards as of December 31, 2024
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2024. All awards listed in the below table were granted under our 2021 Long-Term Incentive Plan, with the exception of the grants to Mr. Hurly on February 11, 2020 and December 16, 2020, which were granted under our 2020 U.S. Stock Option Plan.
Name	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Stephen Hurly	02/11/2020	232,934	—	2.76	02/11/2030
	12/16/2020	472,291	22,528(2)	2.76	12/16/2030
	12/20/2021	232,500	77,500(3)	5.10	12/20/2031
	12/21/2022	400,000	400,000(4)	3.64	12/21/2032
	01/19/2024	71,090	239,120(5)	1.59	01/18/2034
Fred Powell	11/01/2022	101,563	93,437(6)	4.38	11/01/2032
	01/19/2024	27,718	93,232(5)	1.59	01/18/2034
Charles Morris	02/06/2023	96,250	113,750(7)	3.86	02/05/2033
	01/19/2024	36,758	123,642(5)	1.59	01/18/2034

(1)
All of the option awards listed in the table were granted with a per share exercise price equal to or above the estimated fair market value of our shares on the date of grant. The fair market value of one share is determined to be equal to the closing price of our shares on the Nasdaq Global Market on the date of grant (or the closing price on the last preceding date for which such quotation exists).

(2)
With respect to 134,368 of the shares underlying this grant, 33,592 of the shares vested on December 16, 2021 and the remainder vests in 36 equal monthly installments beginning on January 16, 2022. With respect to the remaining 360,451 shares underlying this grant, 90,113 of the shares underlying the option vested on March 17, 2022 and the remainder vests in 36 equal monthly installments beginning on April 17, 2022.

(3)
The shares underlying the option vest in 48 equal monthly installments beginning on January 1, 2022.

(4)
The shares underlying the option vest in 48 equal monthly installments beginning on February 1, 2023.

(5)
The shares underlying the option vest in 48 equal monthly installments beginning on February 19, 2024.

(6)
48,750 of the shares underlying the option vested on November 1, 2023 and the remainder vests in 36 equal monthly installments beginning on December 1, 2023.

(7)
52,500 of the shares underlying the option vested on February 6, 2024 and the remainder vests in 36 equal monthly installments beginning on March 6, 2024.

The vesting set forth above is contingent on the executive remaining in a service relationship with the Company or a subsidiary of the Company on each such vesting date.
Retirement Benefits and Other Compensation
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2024 other than our 401(k) plan described below. During 2024, our named executive officers were eligible to participate in our employee benefit plans on the same basis offered to our employees generally, including health insurance and group life insurance benefits.
We maintain a 401(k) plan that is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Code. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. We may make discretionary matching contributions of 100% of employee contributions, up to an annual maximum of 4% of eligible compensation per calendar year for each employee. We generally do not provide perquisites or personal benefits except in limited circumstances, and we did not provide any perquisites to our named executive officers in 2024.
Employment Agreements with our Named Executive Officers
Employment Agreement with Stephen Hurly
Under an amended and restated employment agreement entered into in March 2025, Stephen Hurly serves as our President and Chief Executive Officer. The agreement provides for an annual base salary of $629,225. He is also eligible to earn an annual incentive cash bonus based upon the achievement of individual and corporate goals determined by our Board, with a target bonus amount equal to 50% of his then-current annual base salary. Mr. Hurly is also eligible to participate in our employee benefit plans and programs and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy. In the event of a Change in Control (as defined in amended and restated employment agreement), 100% of the then unvested portion of those equity awards granted to Mr. Hurly prior to the effective date of the amended and restated employment agreement and subject to a time based vesting schedule will accelerate and vest in full immediately prior to the effective time of such Change in Control.

Under the terms of his agreement, upon execution and effectiveness of a separation agreement including a general release of claims in favor of the Company, its officers, directors and employees, Mr. Hurly will be entitled to severance payments if we terminate his employment without Cause (as defined in the amended and restated employment agreement), or if he resigns his employment with us for Good Reason (as defined in the amended and restated employment agreement). If such termination occurs other than during the period of 3 months prior or 12 months after a Change in Control, Mr. Hurly will be eligible to receive the following severance benefits: (a) an amount equal to 12 months of continued base salary, payable on our regular payroll dates; (b) payment of applicable COBRA premiums for up to 12 months following termination; and (c) a lump-sum payment equal to his target bonus, pro-rated for the portion of the year he was employed. If such termination occurs during the period of 3 months prior or 12 months after a Change in Control, Mr. Hurly will be eligible to receive the following enhanced severance benefits: (a) an amount equal to 18 months of continued base salary, payable on our regular payroll dates; (b) payment of applicable COBRA premiums for up to 18 months following termination; (c) a lump-sum payment equal to 1.5 times his target bonus; and (d) to the extent Mr. Hurly’s equity awards have been continued, assumed, or substituted by the surviving entity in the Change in Control, then those equity awards subject to a time based vesting schedule will accelerate and vest in full effective as of his termination without Cause or resignation for Good Reason.
Employment Agreement with Fred Powell
Under an employment agreement entered into in October 2022, Fred Powell serves as our Chief Financial Officer. The agreement provides for an initial annual base salary of $425,000. Our Board has increased Mr. Powell’s annual base salary, including most recently in January 2025, to $464,111. He is also eligible to earn an annual incentive cash bonus based upon the achievement of individual and corporate goals determined by our Board, with a target bonus amount equal to 40% of his then-current annual base salary. Mr. Powell is also eligible to participate in our employee benefit plans and programs and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.
Under the terms of his agreement, upon execution and effectiveness of a separation agreement including a general release of claims in favor of the Company, its officers, directors and employees, Mr. Powell will be entitled to severance payments if we terminate his employment without Cause (as defined in the employment agreement), or if he resigns his employment with us for Good Reason (as defined in the employment agreement). If such termination occurs other than during the period of 3 months prior or 12 months after a Change in Control (as defined in the employment agreement), Mr. Powell will be eligible to receive the following severance benefits: (a) an amount equal to 12 months of continued base salary, payable on our regular payroll dates; and (b) payment of applicable COBRA premiums for up to 12 months following termination. If such termination occurs during the period of 3 months prior or 12 months after a Change in Control, Mr. Powell will be eligible to receive the following enhanced severance benefits: (a) an amount equal to 12 months of continued base salary, payable on our regular payroll dates; (b) payment of applicable COBRA premiums for up to 12 months following termination; (c) a lump-sum payment equal to his target bonus; and (d) to the extent Mr. Powell’s equity awards have been continued, assumed, or substituted by the surviving entity in the Change in Control, then those equity awards subject to a time based vesting schedule will accelerate and vest in full effective as of his termination without Cause or resignation for Good Reason.
Employment Agreement with Charles Morris
Under an employment agreement entered into in February of 2023, Charles Morris serves as our Chief Medical Officer. The agreement provides for an initial annual base salary of $475,000. Our Board] has increased Mr. Morris’s annual base salary, including most recently in January 2025, to $523,676. He is also eligible to earn an annual incentive cash bonus based upon the achievement of individual and corporate goals determined by our Board, with a target bonus amount equal to 40% of his then-current annual base salary. Mr. Morris is also eligible to participate in our employee benefit plans and programs and to receive reimbursement for reasonable business expenses in accordance with our standard expense reimbursement policy.

Under the terms of his agreement, upon execution and effectiveness of a separation agreement including a general release of claims in favor of the Company, its officers, directors and employees, Mr. Morris will be entitled to severance payments if we terminate his employment without Cause (as defined in the employment agreement), or if he resigns his employment with us for Good Reason (as defined in the employment agreement). If such termination occurs other than during the period of 3 months prior or 12 months after a Change in Control (as defined in the employment agreement), Mr. Morris will be eligible to receive the following severance benefits: (a) an amount equal to 12 months of continued base salary, payable on our regular payroll dates; and (b) payment of applicable COBRA premiums for up to 12 months following termination. If such termination occurs during the period of 3 months prior or 12 months after a Change in Control, Mr. Morris will be eligible to receive the following enhanced severance benefits: (a) an amount equal to 12 months of continued base salary, payable on our regular payroll dates; (b) payment of applicable COBRA premiums for up to 12 months following termination; (c) a lump-sum payment equal to his target bonus; and (d) to the extent Mr. Morris’s equity awards have been continued, assumed, or substituted by the surviving entity in the Change in Control, then those equity awards subject to a time based vesting schedule will accelerate and vest in full effective as of his termination without Cause or resignation for Good Reason.
Potential Payments Upon Termination or Change in Control
The employment agreements for our named executive officers provide for severance and change in control benefits as described above under “— Employment Arrangements with our Named Executive Officers.”
Our 2021 Long-term Incentive Plan provides that if, in connection with a Change of Control (as defined in the plan), outstanding equity awards are not replaced by sufficiently equivalent equity awards, then such outstanding awards will immediately vest and, where relevant, settle in full, unless the Board or Compensation Committee decides otherwise.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have adopted an incentive compensation clawback policy that complies with SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.
Equity Incentive Plans
In 2018, we established a share option plan (2018 Stock Option Plan) that entitles employees, directors, and consultants providing services to purchase depository receipts for our shares. Under this plan, holders of vested options are entitled to purchase shares at the exercise price determined at the date of the grant.
In 2020, we established a U.S. share option plan (2020 U.S. Stock Option Plan) that entitles employees, directors and consultants providing services to give the right to acquire a number of shares. Under this plan, holders of vested options are entitled to purchase shares at the exercise price determined at the date of the grant.
In 2021, we established the 2021 Long-term Incentive Plan, as an incentive for all our employees, members of our Board and select external consultants. As of March 25, 2021, the 2018 Stock Option Plan and the 2020 U.S. Stock Option Plan ceased to have any future shares available.
Under the option plans, the options granted generally have a maximum term of 10 years and can generally have the following vesting schemes:
•
25% of the options vest on the first anniversary of the vesting commencement date, and the remaining 75% of the options vest in 36 monthly installments for each full month of continuous service provided by the option holder thereafter, such that 100% of the options shall become vested on the fourth anniversary of the vesting commencement date;
•
the options vest in 48 monthly installments for each full month of continuous service provided by the option holder thereafter, such that 100% of the options shall become vested on the fourth anniversary of the vesting commencement date;

•
the options vest in 12 monthly installments for each full month of continuous service provided by the option holder thereafter, such that 100% of the options shall become vested on the first anniversary of the vesting commencement date; or

•
the options vest 100% on the first anniversary of the vesting commencement date.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2024 regarding shares that may be issued under our equity compensation plans, consisting of the 2018 Stock Option Plan, the 2020 U.S. Stock Option Plan and the 2021 Long-term Incentive Plan. We do not have any non-shareholder approved equity compensation plans.
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
2018 Stock Option Plan	593,827	$0.01(1)	—
2020 U.S. Stock Option Plan	999,755	$4.46(1)	—
2021 Long-term Incentive Plan	5,015,264	$3.45(1)	644,532
Equity compensation plans not approved by shareholders	—	—	—
Total	6,608,846	$3.29(1)	644,532

(1)
Represents the weighted average exercise price of outstanding options.

Equity Grant Timing
The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers. The timing of annual equity award grants to our executive officers is not coordinated in a manner that intentionally benefits our executive officers and such grants are made at the time equivalent grants are made to all other employees. All required approvals are obtained in advance of or on the actual grant date. The Compensation committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.

DIRECTOR COMPENSATION
2024 Director Compensation Table
The following table sets forth information regarding the compensation earned for service on our Board in 2024 by our non-employee directors, including the outstanding equity awards held by our non-employee directors as of December 31, 2024. Stephen Hurly, our Chief Executive Officer, is also a member of our Board but did not receive any additional compensation for service as a director.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Kapil Dhingra	72,000	40,836	112,836
Jay T. Backstrom	49,000	40,836	89,836
Peter A. Kiener	40,000	40,836	80,836
James J. Noble	52,500	40,836	93,336
Christy J. Oliger	49,500	40,836	90,336
Mary E. Wadlinger	43,000	40,836	83,836
Karen J. Wilson	55,000	40,836	95,836

(1)
This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to ASC Topic 718, the basis for computing share based compensation in our financial statements. This calculation assumes that the director will perform the requisite service for the award to vest in full as required by SEC rules. The fair value of each share option grant is estimated on the date of grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes model used to estimate the value of the options are described in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K (File No. 001-40241) filed with the SEC on March 28, 2025. These amounts do not reflect the actual economic value that will be realized by the director upon vesting of the share options, the exercise of the share options or the sale of the shares underlying such share options.

(2)
The table below shows the aggregate number of option awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2024:

Name	Number of Outstanding Options
Kapil Dhingra	281,130
Jay T. Backstrom	73,390
Peter A. Kiener	53,390
James J. Noble	73,390
Christy J. Oliger	53,390
Mary E. Wadlinger	53,390
Karen J. Wilson	97,651
Non-Employee Director Compensation Policy
Our compensation policy authorizes our Board to determine the amount, level and structure of the compensation packages of our directors at the recommendation of our compensation committee. These compensation packages may consist of a mix of fixed and variable compensation components, including base salary, short-term incentives, long-term incentives, fringe benefits, severance pay and pension arrangements, as determined by our Board.
The Company’s compensation policy sets the general framework with which the Board (or its compensation committee) may set individual compensation packages for Board members provided such packages fall within the scope of the policy. The compensation policy is adopted by our general meeting of shareholders and any changes to this policy must be adopted by the general meeting of shareholders. There is no Dutch legal requirement to seek a recurring say-on-pay shareholder vote on the compensation policy (nor on Board compensation generally) unless LAVA’s shares would be listed on a European regulated market. The Company’s compensation policy is designed to provide the board with sufficient powers to craft individual compensation packages without having to seek further shareholder approval. The policy provides for a limit on non-employee director compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information relating to the beneficial ownership of our shares as of March 31, 2025 by:
•
each person known by us to beneficially own more than 5% of our shares;

•
each of our directors and director nominees;

•
each of our named executive officers; and

•
all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 26,305,295 shares outstanding as of March 31, 2025.
The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of shares subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after March 31, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is Yalelaan 62, 3584 CM Utrecht, the Netherlands. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater shareholders:
Cooperative Gilde Healthcare IV UA(1)	5,421,170	20.6%
Versant Ventures(2)	4,587,837	17.4%
Redmile Group, LLC(3)	2,074,372	7.9%
BML Investment Partners, L.P.(4)	1,958,110	7.4%
Sanofi Foreign Participations B.V.(5)	1,919,455	7.3%
Named Executive Officers and Directors
Stephen Hurly(6)	1,611,683	5.8%
Fred Powell(7)	239,048	*
Charles Morris(8)	179,770	*
Kapil Dhingra(9)	311,130	1.2%
Jay T. Backstrom(10)	73,390	*
Peter A. Kiener(11)	53,390	*
James J. Noble(10)	73,390	*
Christy J. Oliger(11)	53,390	*
Mary E. Wadlinger(11)	53,390	*
Karen J. Wilson(12)	107,651	*
All current directors and executive officers as a group (10 persons)	2,756,232	9.5%

*
Represents beneficial ownership of less than 1%

(1)
This information has been obtained from a Schedule 13D filed on March 31, 2021 by entities and individuals associated with Cooperative Gilde Healthcare IV U.A. (“Gilde Healthcare”). All shares are held of record by Gilde Healthcare, Gilde Healthcare IV Management B.V. is the manager of Gilde Healthcare and may be deemed to have voting, investment and dispositive power with respect to these securities. Gilde Healthcare IV Management B.V. is fully owned by Gilde Healthcare Holding B.V. The managing partners of Gilde Healthcare Holding B.V. are Edwin de Graaf, Marc Olivier Perret and Martemanshurk B.V. The address for Gilde is Newtonlaan 91, 3584 BP Utrecht, the Netherlands.
(2)
This information has been obtained from a Schedule 13D filed on April 8, 2021 by entities associated with Versant Venture Capital VI, L.P. (“Versant VI”), Versant Ventures VI GP, L.P. (“GP VI”), Versant Ventures VI GP-GP, LLC (“LLC VI”), Versant Vantage I, L.P. (“Vantage LP”), Versant Vantage I GP, L.P. (“Vantage GP”) and Versant Vantage I GP-GP, LLC (“Vantage LLC” and, with Versant VI, GP VI, LLC VI, Vantage LP and Vantage GP, collectively, the “Reporting Persons”). LLC VI is the general partner of GP VI, which is the general partner of Versant VI. Each of LLC VI and GP VI share voting and dispositive power over the shares held by Versant VI. Vantage LLC is the general partner of Vantage GP, which is the general partner of Vantage LP. Each of Vantage LLC and Vantage GP share voting and dispositive power over the shares held by Vantage LP. These shares are held by Versant VI. LLC VI is the general partner of GP VI, which is the general partner of Versant VI. Each of LLC VI and GP VI share voting and dispositive power over the shares held by Versant VI and as a result may be deemed to have beneficial ownership over such securities. The address for the Reporting Persons is One Sansome Street, Suite 3630, San Francisco, CA 94104.

(3)
This information has been obtained from a Schedule 13G amendment filed on February 14, 2024 by entities and individuals associated with Redmile Group, LLC. Redmile Group LLC’s beneficial ownership is comprised of shares owned by certain private investment vehicles managed by Redmile Group, LLC, including Redmile Biopharma Investments II, L.P., which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. The address for each of the above person and entities is One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(4)
This information has been obtained from a Schedule 13G filed on March 3, 2025 by BML Investment Partners, L.P. BML Investment Partners, L.P. reports shared voting and dispositive power over these shares. BML Investment Partners, L.P. is a Delaware limited partnership whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard is deemed to be the indirect owner of the shares held directly by BML Investment Partners, L.P. The address for BML Investment Partners, L.P. is 65 E Cedar — Suite 2 Zionsville, IN 46077.

(5)
This information has been obtained from a Schedule 13G filed on March 31, 2021 by Sanofi. The shares are held of record by Sanofi Foreign Participations B.V., a wholly owned subsidiary of Sanofi. Sanofi has the ability to exercise voting and dispositive power over the shares held by Sanofi Foreign Participations B.V. The address for Sanofi Foreign Participations B.V. is Paasheuvelweg 25, 1105BP Amsterdam, the Netherlands.

(6)
Consists of: (i) 5,000 shares of common stock; and (ii) 1,606,683 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(7)
Consists of: (i) 65,000 shares of common stock; and (ii) 174,048 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(8)
Consists of 179,770 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(9)
Consists of: (i) 30,000 shares of common stock; and (ii) 281,130 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(10)
Consists of 73,390 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(11)
Consists of 53,390 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

(12)
Consists of: (i) 10,000 shares of common stock; and (ii) 97,651 shares issuable pursuant to stock options exercisable within 60 days of March 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our voting shares, or any members of their immediate family, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements which are described under “Executive Compensation.”
Under our related party transaction policy, related person transactions (as defined by the policy) must be reviewed by, and are subject to the approval or ratification of, our Board or a designated committee thereof consisting solely of independent directors, including the Audit Committee.
Certain Related Party Transactions
Employment Agreements
We have entered into employment agreements with certain of our executive officers. For more information regarding our employment agreements with our named executive officers, see “Executive Compensation — Employment Agreements with our Named Executive Officers.”
Indemnification
Our articles of association require us to indemnify our current and former directors to the fullest extent permitted by law, subject to certain exceptions, and we have entered into indemnification agreements with all of our directors.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2026 ANNUAL GENERAL MEETING
Rule 14a-8 Proposals — Pursuant to Rule 14a-8 under the Exchange Act, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual General Meeting of Shareholders (the “2026 AGM”) must submit the proposal to our Company’s Corporate Secretary at our offices at LAVA Therapeutics N.V., c/o General Counsel & Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, Pennsylvania, USA 19106 in writing not later than January 27, 2026 unless the date of the 2026 AGM is changed by more than 30 days from the date of the AGM, and must satisfy the requirements of the proxy rules promulgated by the SEC. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Other Proposals — Shareholders intending to include a proposal on the agenda for the 2026 AGM, irrespective of whether they intend to have the proposal included in our proxy statement pursuant to Rule 14a-8, must comply with the requirements under our articles of association and Dutch law. Under Dutch law and our articles of association, only shareholders representing at least 3% of our issued share capital are authorized to make such a proposal, provided that they do so at least 60 days prior to our 2026 AGM, and any such shareholder proposal may be subject to the response period or cooling-off period that the Board is allowed to invoke under the Dutch Corporate Governance Code and Dutch corporate law, respectively.
Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable.
Under the SEC’s universal proxy rules, only duly nominated candidates are required to be included on a universal proxy card. A duly nominated director candidate is a candidate whose nomination satisfies the requirements of any applicable state or foreign law provision and a company’s governing documents as they relate to director nominations. Because Dutch law and our articles of association do not permit shareholders to solicit proxies in support of director nominees other than the Company’s nominees, we are not required to, and will not, include dissident shareholder nominations for director on our proxy card for our annual general meetings of shareholders.

You may contact Company’s Corporate Secretary by mail at LAVA Therapeutics N.V., Attn: Corporate Secretary; 520 Walnut Street, Suite 1150, Philadelphia, PA 19106, for a copy of the relevant provisions of our articles of association regarding the requirements for making shareholder proposals.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and banks, brokers and other nominee record holders to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other AGM materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other AGM materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to our Corporate Secretary by mail at LAVA Therapeutics N.V., Attn: Corporate Secretary; 520 Walnut Street, Suite 1150, Philadelphia, PA 19106. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.
Shareholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
QUESTIONS
If you have any questions or need more information about the AGM, please write to us at:
LAVA Therapeutics N.V.
c/o General Counsel & Company Secretary
520 Walnut Street, Suite 1150
Philadelphia, Pennsylvania, 19106
ADDITIONAL FILINGS
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. We make these filings available in the “Investors — Financials & Filings” section of our website located at https://www.lavatherapeutics.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, is also available without charge upon written request to: LAVA Therapeutics N.V., c/o General Counsel & Company Secretary, 520 Walnut Street, Suite 1150, Philadelphia, Pennsylvania, 19106
OTHER MATTERS
Our Board knows of no other matters that will be presented for consideration at the AGM. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

LAVA THERAPEUTICS N.V. YALELAAN 62 3584 CM UTRECHT NETHERLANDS Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567 234567 234567 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # → SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1 through 7. For Against Abstain 1. To adopt the Dutch statutory annual accounts over the financial year 2024. 2. To appoint KPMG Accountants N.V. as the Company's external auditor for the financial year 2025 for purposes of Dutch law. 3. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the financial year 2025. 4. To release each member of the Company's board of directors from liability for the exercise of their duties during the financial year 2024. 5. To extend authorization of the Company's board of directors to acquire shares (or depository receipts for such shares) in the Company's capital. 6. To reappoint Jay Backstrom as non-executive director of the Company. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 7. To reappoint James Noble as non-executive director of the Company. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 For Against Abstain 0 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SHARES CUSIP # Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice of Annual General Meeting is available at www.proxyvote.com LAVA Therapeutics N.V. Annual General Meeting of Shareholders June 11, 2025, 2:00 PM CEST This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) any civil law notary, candidate civil law notary or lawyer working with NautaDutilh N.V. as proxy with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common shares of LAVA Therapeutics N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held on June 11, 2025 at 2:00 PM Central European Summer Time at Yalelaan 62, 3584 CM Utrecht, the Netherlands (the "AGM") and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side